Exhibit 99.1

News Release

Babcock & Wilcox Announces Completion of Equitization Transactions and Reverse Stock Split

(BARBERTON, Ohio – July 24, 2019) – Babcock & Wilcox Enterprises, Inc. ("B&W" or the “Company”) (NYSE: BW) announced today the completion of its previously announced equitization transactions approved by stockholders at the Company’s annual meeting, as well as the completion of the previously announced one-for-ten reverse stock split.

“These actions further improve our balance sheet and show the strong support of our shareholders as we move past the turnaround of our Company,” said Kenneth Young, B&W Chief Executive Officer. “They also should allow B&W to meet the continued listing standards of the New York Stock Exchange, permitting a broader range of institutional and individual investors to participate in ownership of our shares.”

Equitization Transactions

The Company completed the previously announced equitization transactions on July 23, 2019. These transactions included (i) the Company’s previously announced $50 million rights offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on July 18, 2019, (ii) the exchange of all of the $38.2 million of outstanding Tranche A-1 last-out term loans under the Company’s credit agreement for 127.2 million shares of common stock, and (iii) the issuance to entities affiliated with B. Riley FBR, Inc. (“B. Riley”)of warrants to purchase approximately 16.7 million shares of common stock.

Subscribers in the rights offering purchased an aggregate of approximately 125.9 million shares of common stock, or 75.5% of the approximately 166.7 million shares available, pursuant to their basic subscription privileges. Subscriptions in the rights offering generated aggregate gross proceeds of approximately $37.8 million. Pursuant to the terms of B. Riley’s backstop exchange agreement with the Company, entities affiliated with B. Riley and other permitted assignees purchased the remaining approximately 40.8 million shares of common stock available in the rights offering, representing another $12.2 million of value. Pursuant to the equitization agreements, B&W reduced the principal outstanding on the Tranche A-2 and A-3 last-out term loans by approximately $50 million with the proceeds of the rights offering and the exercise of the backstop exchange agreement.

In the aggregate, the equitization transactions reduced the Company’s outstanding last-out term loans by approximately $88.2 million.

Reverse Stock Split

Effective after the close of business on July 23, 2019, the Company also completed its previously announced one-for-ten reverse stock split. The reverse stock split was intended to increase the market price per share of the Company’s common stock in order to comply with the NYSE’s continued listing standards relating to minimum price per share.

Pursuant to the reverse stock split, every 10 shares of the Company’s outstanding and treasury common stock was automatically converted into one share of common stock. No fractional shares were issued as a result of the reverse stock split. Instead, a stockholder who would have otherwise become entitled to a fractional share received a cash payment (without interest) in respect of such fractional shares.

Following the reverse stock split, the number of outstanding shares of the Company’s common stock was reduced by a factor of 10 (from approximately 462.8 million to approximately 46.3 million). The number of authorized shares of common stock was unaffected by the reverse stock split. The outstanding warrants issued to entities affiliated with B. Riley were adjusted by a factor of 10, from approximately 16.7 million to approximately 1.7 million.

The Company’s common stock will begin trading on the New York Stock Exchange on a split-adjusted basis when the market opens on July 24, 2019. Trading will continue under the symbol “BW,” but under a new CUSIP number, 05614L209, after the reverse split.

Computershare Trust Company, N.A., the Company’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact Computershare Trust Company, N.A., for further information at 800-446-2617 or, outside the U.S. and Canada, 781-575-2723.

About B&W
Headquartered in Barberton, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.
Forward-Looking Statements
B&W Enterprises, Inc. (the “Company”) cautions that this release contains forward-looking statements, including, without limitation, statements relating to the intended impact of the transactions described in this release. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to continue as a going concern; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to satisfy requirements under our revolving credit facility as recently amended, if at all; our ability to obtain all stockholder and regulatory approvals for the rights offering, issuance of warrants, reverse stock split and related transactions and proposals; our ability to complete said transactions in a timely manner, if at all; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which the Company is involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, joint venture partners or suppliers to perform their obligations on time and as specified; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund and Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within the Vølund and Other Renewable segment; changes in our effective tax rate and tax positions including any limitation on our ability to use our net operating loss carry forwards and other tax assets as a result of “ownership change” under Section 382 of the Internal Revenue Code; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method to recognize revenue on time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties the Company may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where the Company does business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; our ability to successfully consummate strategic alternatives for non-core assets, if the Company determines to pursue them; potential volatility in the price of the Company’s common stock following the reverse stock split; and the Company’s ability to attain the necessary stock price levels to regain compliance with the NYSE continued listing standards or, if achieved, to continue to satisfy the NYSE’s qualitative and quantitative continued listing standards in the future. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2018 and our most recent quarterly report on Form 10-Q for the quarterly period ended March 31, 2019. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.co